EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report, dated April 10, 2025, relating to the consolidated financial statements of Infobird Co., Ltd and its subsidiaries, appearing in its Annual Report on Amendment No.1 to Form 20-F for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement

/s/ Audit Alliance LLP

Singapore
December 23, 2025